Exhibit 8.1

Significant Subsidiaries at March 29, 2010

Name	Country of Incorporation	Ownership and Voting Percentage

Frontline Shipping Limited	Bermuda	100%
Frontline Shipping II Limited	Bermuda	100%
Frontline Shipping III Limited	Bermuda	100%
Key Chartering Inc	Liberia	100%
Frontline Chartering Services Inc	Liberia	100%
Frontline Management (Bermuda) Ltd	Bermuda	100%
ICB Shipping (Bermuda) Limited	Bermuda	100%
Frontline Tankers Limited	Bermuda	100%
Frontline Corporate Services Ltd	United Kingdom	100%
Independent Tankers Corporation Limited	Bermuda	82.47%
Independent Tankers Corporation	Cayman Islands	100%
Buckingham Shipping Plc	Isle of Man	100%
Buckingham Petro Limited	Isle of Man	100%
Caernarfon Shipping Plc	Isle of Man	100%
Caernarfon Petro Limited	Isle of Man	100%
CalPetro Tankers (IOM) Ltd	Isle of Man	100%
CalPetro Tankers (Bahamas I) Ltd	Bahamas	100%
CalPetro Tankers (Bahamas II) Ltd	Bahamas	100%
CalPetro Tankers (Bahamas III) Ltd	Bahamas	100%
Golden State Petro (IOM I-A) PLC	Isle of Man	100%
Golden State Petro (IOM I-B) PLC	Isle of Man	100%
Holyrood Shipping Plc	Isle of Man	100%
Sandringham Shipping Plc	Isle of Man	100%
Front Sovereign Inc.	Liberia	100%
Front Monarch Inc.	Liberia	100%
Front Destiny Inc	Liberia	100%
Front Dragon Inc	Liberia	100%
Front Dynamic Inc	Liberia	100%
Front Dynasty Inc	Liberia	100%
Front King Inc	Liberia	100%
Front Loki Inc	Liberia	100%
Front Njord Inc	Liberia	100%
Front Odin Inc	Liberia	100%
Front Queen Inc	Liberia	100%
Front Thor Inc	Liberia	100%
Front Alfa Inc	Liberia	100%
Front Beta Inc	Liberia	100%
Front Delta Inc	Liberia	100%
Front Fighter Inc	Liberia	100%
Front Hunter Inc	Liberia	100%
Front Shanghai Inc	Liberia	100%
Front Eagle Corporation	Liberia	100%
Front Voyager Inc.	Liberia	100%
Golden Channel Corporation	Liberia	100%
Kea Navigation Ltd	Liberia	100%
Otina Inc.	Liberia	100%
Optimal Shipping SA	Liberia	100%
Pablo Navigation SA	Liberia	100%
Ryan Shipping Corporation	Liberia	100%
Saffron Rose Shipping Limited	Liberia	100%
Tidebrook Maritime Corporation	Liberia	100%
Bandama Investment Ltd	Liberia	100%
Sea Team Management Pte. Ltd	Singapore	100%
Sea Team Management (India) Pvt. Ltd	India	99%
Vista International Finance, Inc.	Liberia	100%
Chatham Ship Management, Inc.	Liberia	100%
Frontline Management AS	Norway	100%